6th April 2011

Jasper Drilling Private Limited
1 Harbourfront Avenue,
#14-08 Keppel Bay Tower,
Singapore 098632

For the attention of Mr P. Ezekiel

Dear Sir:

CONTRACT NUMBER - AGR/C046/11
LETTER OF INTENT (“LOI”) FOR THE PROVISION OF THE DP 2 DRILLSHIP
“JASPER EXPLORER” (AND ASSOCIATED SERVICES) FOR ONE (1) FIRM
WELL AND ONE (1) OPTION WELL OFFSHORE REPUBLIC OF GUINEA 2011
PLUS FIVE (5) FURTHER OPTION WELLS

AGR Peak Well Management Limited (“AGR”) hereby confirms its intent to award a contract to Jasper Drilling Private Limited (“Jasper”) for the provision of the Drilling Unit “Jasper Explorer” (the “Drilling Unit”) to undertake the drilling of one (1) firm well in Republic of Guinea waters, plus one (1) option well offshore Republic of Guinea, generally in accordance with the terms detailed below. In addition to the Republic of Guinea option well, AGR shall have five (5) further option wells under the Drilling Contract, such option wells to be declared as mutually agreed between the parties.

1.	AGR and Jasper wish to set out in this LOI certain terms in relation to the provision of the Drilling Unit, as follows:

(a)	The Contract

AGR and Jasper intend to negotiate in good faith, and shall use all reasonable endeavours to resolve any contractual issues within thirty (30) days of execution of the LOI and to agree terms (the “Drilling Contract”) for the provision of the Drilling Unit and other equipment and personnel for drilling offshore Republic of Guinea based on the following:

(i)	the contract terms and conditions shall be based upon the General Conditions of Contract for Mobile Drilling Rigs CRINE Network Edition 1 — December 1997;

(ii)	the main commercial terms shall be based on the following:

Mobilisation Fee shall apply when the Drilling Unit is underway one (1) nautical mile from its warm stacked location off Singapore following the Drilling Unit’s current upgrade programme and transit including all fuel and delivery of the Drilling Unit offshore the Republic of Guinea 500m from AGR’s first well location ready in all respects to commence drilling operations:

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AGR Petroleum: Union Plaza, 1 Union Wynd, Aberdeen AB10 1SL, UK Tel: +44 1224 629 000 - Fax: +44 1224 629 001 - Email: info@agr.com - www.agr.com Registered in Scotland No. 216504

FIXED PRICE LUMP SUM USD $3,600,000

Operating Rate for first firm and first & second option wells:	USD $245,000/day

(Repair Rate for 1st well)

First twenty four (24) hours of Repair Time (Repair Rate) at a rate of:	USD $Zero

Repair Time in excess of twenty four (24):	USD $Zero

(Repair Rate for all other wells)

First twenty four (24) hours of Repair Time (Repair Rate) at a rate of:	USD $183,750/day

Repair Time in excess of twenty four (24):	USD $Zero

Standby/Waiting on Weather/Move Rate (not applicable to mob/demob):	USD $232,750/day

Force Majeure rate:	USD $208,250/day

Redrill Rate:	USD $208,250/day

Demobilisation Fee shall apply from the time all of AGR’s equipment and personnel are off-loaded from the Drilling Unit and the Drilling Unit is free to sail:

FIXED PRICE LUMP SUM USD $950,000

Demobilisation Fee shall be USD $Zero in the event of ongoing work in direct continuation from AGR’s drilling programme and the Drilling Contract will cease when the Drilling Unit is 500m from the last AGR well in the programme

(iii)	the declaration of any option shall be made any time prior to the spud of the proceeding well.

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(iv)	the rates and lump sum prices stated herein are exclusive of all Republic of Guinea taxes;

(v)
permits, licences, clearances and approvals shall be AGR’s responsibility, and any time and cost impact shall be for AGR’s account including payment of Standby Rate during any period of delay or suspension of operations resulting therefrom.

(b)	Commencement/Completion

The Commencement Date of the Drilling Contract shall be when the Drilling Unit is one (1) nautical mile from its warm stacked location off Singapore and on its way to AGR’s first well location. Drilling Unit demobilisation shall be when the Drilling Unit is underway 500m from AGR’s final well location.

Notwithstanding the foregoing, delivery of the Drilling Unit, fully crewed and ready in all respects to spud the first well, shall be no earlier than 1st October, 2011, and no later than 15th December, 2011, with a minimum of sixty (60) days notification by Jasper for delivery at the 1st well location.

In the event that Jasper is awarded a contract for work to be performed prior to the commencement of the work for AGR, Jasper shall immediately notify AGR and reserves the right to provide AGR with a reasonable notification period for delivery at the first well location, which shall fall within the initial delivery window stated in the preceding paragraph.

(c)	Conditions Precedent to this LOI

This LOI is issued and agreed subject to satisfaction of the following conditions:

(i)	A full HSEQ Audit satisfactory to AGR;

(ii)	AGR’s review and confirmation of acceptance of the Drilling Unit Equipment List;

(iii)	All of the Drilling Unit’s equipment/machinery being capable of full compliance with the operating requirements/parameters as laid down in the Drilling Unit’s specification;

(iv)	The Drilling Unit being, upon delivery, fully operational and fully crewed with appropriately experienced personnel;

(v)
There being no outstanding requirements for the Drilling Unit to visit the shipyard for periodic survey or any other work and the Drilling Unit will be fully certified for the complete term of the Drilling Contract;

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(vi)	Approval by the Directors of AGR;

(vii)	Jasper’s key personnel being agreed and approved by AGR, such approval not being unreasonably withheld;

(viii)	Provision by Jasper of a guarantee satisfactory to AGR that Jasper shall meet the obligations that are required of them under the terms of the Drilling Contract;

(ix)
In the event the AGR work-scope is the first contract for Jasper then Jasper will allow AGR reasonable access to the Drilling Unit, prior to it leaving Singapore, for installation of AGR third party equipment;

2.	Until execution of the formal contract document, the following interim arrangements shall apply between AGR and Jasper:

(a)	Jasper will make all necessary arrangements to commence the provision of drilling rig services as detailed in the above referenced documents;

(b)
Except as may be required by statute or regulation, no information concerning this interim arrangement or in respect of the formal contract which is to be executed between AGR and Jasper shall be released publicly by either party without the other party’s prior written approval;

(c)	AGR’s representative for this work is Mr. M. Booth or his nominated delegate, to whom all communications with regard to the provision of the services shall be addressed to martin.booth@agr-ps.com

(d)	Communication with regard to contractual matters to be addressed to Mr J. McManus - email address - jim.mcmanus@agr-ps.com

This LOI is intended only to coordinate and facilitate cooperation between the parties to advance the actions described in this LOI and is not intended to and does not create a legally binding contract or any right or benefit, enforceable at law or in equity by any party against another party, its directors, officers, employees or other persons.

The formation, construction, performance, validity and all aspects whatsoever of this LOI and any dispute or claim arising out of or in connection with it or its subject matter shall be governed by and construed in accordance with the English Law and any dispute(s) arising out of or in connection with this LOI, (including any question regarding its existence, validity or termination) shall be referred to and finally resolved by English Courts of competent jurisdiction.

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Please indicate your understanding of and agreement with the foregoing by signing below and returning to the undersigned.

For and on behalf of AGR Peak Well Management Limited		Agreed for and on behalf of Jasper Drilling Private Limited

By:	/s/ I. Burdis	By:	/s/ Hans van Royen

Name:	Mr. I. Burdis	Name:	Hans van Royen

Title:	VP Well Management	Title:	Chief Executive Officer

Date:	6/4/11	Date:	08 April 2011

END OF JASPER EXPLORER LOI – APRIL 2011

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